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                                                                   EXHIBIT 10.90


                             [CRAWFORD LETTERHEAD]


July 16, 1998


Mr. Tyrone Johnson
President
VIDEO COMMUNICATIONS NETWORK, L.L.C.
1245 Fowler Street, N.W.
Atlanta, Georgia 30318

Dear Ty:

Please accept this letter of agreement establishing a strategic alliance with Crawford Communications, Inc., as the network originator for Video Communications Network, L.L.C.

As discussed, the principal scope of this alliance will encompass provisions for satellite and fiber fed signal transmission, remote control room operation (satellite truck access) and post production support for original and licensed content produced for the network.

The terms of the final agreement are subject to negotiation and will be more fully described and executed in a formal written agreement.

Crawford Communications, Inc. is excited about originating such a timely distribution channel for film and video entertainment and looks forward to the new business potential of this alliance.

Very truly yours,



Jesse Crawford
President
CRAWFORD COMMUNICATIONS, INC.

JC:lw

cc:      Jim Schuster      Vice President, Satellite Services, CCI